CERTAIN INFORMATION (INDICATED BY [***]) HAS BEEN EXCLUDED FROM THE VERSION OF

THIS DOCUMENT FILED AS AN EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL

AND A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AGREEMENT FOR PARTIAL RECAPTURE OF THE

AMENDED AND RESTATED

INDEMNITY VARIABLE ANNUITY REINSURANCE AGREEMENT

Reference #8003

between

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

LANSING, MICHIGAN

referred to as the “Ceding Company”

and

MANULIFE REINSURANCE (BERMUDA) LIMITED

A BERMUDA CORPORATION

referred to as the “Reinsurer”

WHEREAS, the Ceding Company and the Reinsurer have entered into the Indemnity Variable Annuity Reinsurance Agreement Reference #8003, effective October 1, 2008, as amended from time to time (the “Reinsurance Agreement”), under which the Reinsurer reinsures the Quota Share Percentage of the risks under certain variable annuity contracts written by the Ceding Company; and

WHEREAS, the Ceding Company and Corporate Solutions Life Reinsurance Company (“Corporate Solutions”) have entered into that certain Principal Transaction Agreement, dated as of November 15, 2021 (the “Principal Transaction Agreement”) whereby Corporate Solutions has agreed to assume and reinsure effective as of the Effective Time, as defined thereunder, the Reinsured Contracts as defined under the Principal Transaction Agreement, including such policies that are reinsured under the Reinsurance Agreement and as further described on Exhibit 1 – Recaptured Policy Forms attached to this Agreement (the “Venerable Policies”); and

WHEREAS, in furtherance of the reinsurance of the Venerable Policies by Corporate Solutions as contemplated under the Principal Transaction Agreement, the Parties agree to effect a recapture by the Ceding Company in respect of only the Venerable Policies and no other contracts reinsured under the Reinsurance Agreement in accordance with the terms and conditions of the Reinsurance Agreement, and in accordance with the terms and conditions set out below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and such other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1.	Definitions and Interpretation

1.1.	In this Agreement, the following terms shall have the following meanings:

a.

“Agreement” means this Agreement for the Partial Recapture of the Indemnity Variable Annuity Reinsurance Agreement Reference #8003 between the Ceding Company and the Reinsurer, and all exhibits attached hereto;

b.	“Ceding Company” has the meaning set forth in the recitals;

c.	“Corporate Solutions” has the meaning set forth in the recitals;

d.	“Data” has the meaning set forth in Section 5.2;

e.	“Parties” means the Ceding Company and the Reinsurer;

f.	“Pre-Recapture Accounting Period” has the meaning set forth in Section 3.1;

g.	“Post-Recapture Accounting Period” has the meaning set forth in Section 3.1;

h.	“Principal Transaction Agreement” has the meaning set forth in the recitals;

i.

“Recapture Accounting Period” means the Accounting Period containing the Recapture Date, from January 1, 2022 to March 31, 2022 and comprises the Pre-Recapture Accounting Period and the Post-Recapture Accounting Period;

j.	“Recapture Date” means February 1, 2022;

k.	“Recapture Payment” means an amount calculated in accordance with Exhibit 2 – Recapture Payment attached to this Agreement;

l.	“Recapture Time” means immediately prior to 12:01 a.m. (New York time) on February 1, 2022;

m.	“Reinsurance Agreement” has the meaning set forth in the recitals; and

n.	“Venerable Policies” has the meaning set forth in the recitals.

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1.2.	Unless otherwise defined, capitalized terms have the meanings ascribed to such terms in the Reinsurance Agreement.

2.	Recapture of the Venerable Policies

2.1.

Notwithstanding anything to the contrary contained in the Reinsurance Agreement, the Parties agree that effective as of the Recapture Time, and subject to the closing of the reinsurance of the Venerable Policies by Corporate Solutions as contemplated under the Principal Transaction Agreement, the Ceding Company shall recapture 100 per cent of the Venerable Policies.

2.2.	The Ceding Company shall deliver to the Reinsurer its calculation of the Recapture Payment within forty-five (45) days following the Recapture Date.

2.3.

The Reinsurer shall pay the Ceding Company the Recapture Payment within forty-five (45) days of the end of the Recapture Accounting Period. The Recapture Payment may be offset by any amount payable by the Ceding Company to the Reinsurer under the Agreement, including the quarterly settlement amount payable in respect of the Recapture Accounting Period, so that only the net amount is paid.

3.	Accounting for the Recapture Accounting Period

3.1.

The Parties agree that for purposes of the quarterly accounting relating to the recapture of the Venerable Policies, the Recapture Accounting Period will be treated as comprising of two separate accounting periods. The first such accounting period shall be from January 1, 2022 to January 31, 2022, both days inclusive (the “Pre-Recapture Accounting Period”) and the second accounting period shall be from February 1, 2022 to March 31, 2022, both days inclusive (the “Post-Recapture Accounting Period”).

3.2.

The Ceding Company shall submit to the Reinsurer not later than forty-five (45) days after the end of the Recapture Accounting Period a quarterly accounting report that includes a separate accounting report for each of the Pre-Recapture Accounting Period and the Post-Accounting Recapture Period in the same form as the quarterly account report, but with the adjustments set forth in this Section 3.

3.3.	The following adjustments are applicable to the accounting report for the Pre-Recapture Accounting Period:

a.	Any reference to ending balance for the accounting period shall mean the January 31, 2022 balance including the Venerable Policies.
b.

Article III, Paragraph 3, the second sentence shall be: For the purposes of this Agreement, the amount payable for Reinsurance Fees for the Pre-Recapture Accounting Period will be [***] basis points times the average of the beginning fund value of the separate account of the

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base policies reinsured and the ending fund value of the separate account of the base policies reinsured.

c.	Article V, Paragraph 2, subparagraphs iii) through v) shall be: iii) Equals [***] multiplied by the number of base Policies in-force on January 31, 2022;

iv) Equals [***] percent of the total fund value of the separate account and fixed account with respect to the base policies reinsured (the “Fund Value of the Policies”) as of January 31, 2022;

v) Equals the total for all policy years of (a) times (b), where:

(a) Equals one third (1/3) of the total Account Value of the Policies for each policy year as of January 31, 2022; and

(b) Equals the Trailer Commission Rate as defined below:

For Policy Years	Trailer Commission Rate
1	[***]
2	[***]
3	[***]
4	[***]
5	[***]
6	[***]
7	[***]
8	[***]
9	[***]
10 and later	[***]

3.4.	The following adjustments are applicable to the accounting report for the Post-Recapture Accounting Period:
a.	Any reference to opening balance for the accounting period or ending balance of the preceding accounting period shall mean the January 31, 2022 balance excluding the Venerable Policies.
b.	Article III, Paragraph 3, the second sentence shall be:

For the purposes of this Agreement, the amount payable for Reinsurance Fees for the Post-Recapture Accounting Period will be             basis points times the average of the beginning fund value of the separate account of the base policies reinsured and the ending fund value of the separate account of the base policies reinsured.

c.	Article V, Paragraph 2, subparagraphs iii) through v) shall be:

iii) Equals    [***]    multiplied by the number of base Policies inforce on March 31, 2022;

iv) Equals [***]    percent of the total fund value of the separate account and fixed account with respect to the base policies reinsured (the “Fund Value of the Policies”) as of March 31, 2022;

v) Equals the total for all policy years of (a) times (b), where:

(a) Equals two thirds (2/3) of the total Account Value of the Policies for each policy year as of March 31, 2022; and

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(b) Equals the Trailer Commission Rate, as defined below:

For Policy Years	Trailer Commission Rate
1	[***]
2	[***]
3	[***]
4	[***]
5	[***]
6	[***]
7	[***]
8	[***]
9	[***]
10 and later	[***]

4.	Releases

As of the Recapture Time, and subject to the payments being made as required under this Agreement, the Parties hereby irrevocably and unconditionally release and forever discharge one another and their directors, employees and officers, from their respective duties and obligations under the Reinsurance Agreement in respect of the Venerable Policies, including, but not limited to, the payment of any premiums, claims, debts, demands, causes of action, damages and all other claims whatsoever, which either of the Parties or their respective successors and assigns ever had, now have, or may in the future have against each other, under, or arising from, the Reinsurance Agreement.

5.	General

5.1.

This Agreement is entered into in reliance on the utmost good faith of the Parties. The Parties pledge continued utmost good faith, on their own parts and on the part of their representatives, successors and assigns, in their performance of duties and obligations under the Reinsurance Agreement.

5.2.

The Ceding Company represents that all factual information (the “Data”) provided by or on behalf of the Ceding Company as part of the due diligence process performed by the Reinsurer is complete and accurate as of the date the document containing the information was prepared. The Ceding Company further represents that any assumptions made in preparing the Data were based upon informed judgment and are consistent with sound actuarial principles. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Data. The Reinsurer has relied on the Data and the foregoing representations in setting the terms of this Agreement.

5.3.	Neither Party may assign, sub-contract or otherwise transfer any rights or obligations under this Agreement to any person without the prior written consent of the other Party.

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5.4.	This Agreement may be amended only by written agreement of the Parties. Any change or modification to this Agreement shall be null and void unless made in writing and signed by both Parties.

5.5.

If any provision of this Agreement should be rendered invalid, illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision will be considered void in such jurisdiction, but this will not affect the validity or enforceability of such provision in any other jurisdiction. The Parties will renegotiate the Agreement in good faith to cure such invalid, illegal or unenforceable provision so as to carry out its original intent.

5.6.	This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Michigan.

5.7.	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument.

(Signature Page Follows)

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IN WITNESS WHEREOF the Parties have caused their duly authorized representatives to sign this Agreement on the dates set forth below.

Signed for and on behalf of:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A)

By:	/s/ Martin Sheerin

Name:	Martin Sheerin

Title:	Chief Financial Officer

Date:	November 15, 2021

Signed for and on behalf of:

MANULIFE REINSURANCE (BERMUDA) LIMITED

By:	/s/ Steve Horton

Name:	Steve Horton

Title:	President

Date:	November 15, 2021

By:	/s/ Rachel Derry

Name:	Rachel Derry

Title:	Vice President & Treasurer

Date:	November 15, 2021

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Exhibit 1 – Recaptured Policy Forms

Parameter	In Scope	Notes
Contract Forms	Venture Vision	Include all contracts issued with included GMWB Riders.
Venture Vantage
Ven 20
Venture III
Venture 2006
Venture Vision 2007
Venture 2006 Exchange
Venture 4
Venture 4 Series
Venture 7 Series
Wealthmark
Wealthmark ML3

Venture Opportunity A Share

Venture Opportunity B Share

Venture Opportunity A Series

Venture Opportunity O Series

Venture Frontier

Venture Frontier with Flex Access
GMWB Riders		Include all contracts with the included GMWB Riders. This excludes Annuity Note which has very low total Guarantee Value.
Principal Plus (Guaranteed Principal Plus for the Wealthmark contracts)
Principal Plus(Guaranteed Principal Plus for the Wealthmark contracts) (Group Form)
Principal Returns
Principal Returns (Group Form)
Principal Plus for Life
Principal Plus for Life (Group Form)
PPFL Plus Automatic Annual Step-Up
PPFL Plus Automatic Annual Step-Up (Group Form)
PPFL Plus Spousal Protection
PPFL Plus Spousal Protection (Group Form)
Income Plus For Life (Annual Step-Up Review)
Income Plus For Life – Joint Life (Annual Step-Up Review)
Income Plus For Life (Quarterly Step-Up Review)
Income Plus For Life – Joint Life (Quarterly Step-Up Review)
Income Plus For Life 12.08 Income Plus For Life 5.09
Income Plus For Life – Joint Life 12.08 Income Plus For Life – Joint Life 5.09
Income Plus for Life 6.11
Income Plus for Life – Joint Life 6.11
IPFL Opportunity 12.11
IPFL Opportunity – Joint Life 12.11
(PPFL) Endorsement
(Principal Plus) Endorsement
Annuity Option Endorsement

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Parameter	In Scope	Notes
DB Riders	Enhanced Death Benefit Rider (GEM)	Include all DB
	Enhanced Death Benefit Rider (Annual Step DB)	riders that were sold
	Enhanced Death Benefit Rider (Annual Step DB 2010)	on contracts with
	Enhanced Death Benefit Rider (Annual Step DB 2011)	GMWB Riders,
including contracts
with only a DB
Rider.
Issue Years

2003-2012 covers all years that we sold/issued GMWB business.    Note that a very limited number of contracts with issue years past 2012 are included; however, all of these contracts had original issue dates from 2003-2012. For operational reasons related to DB Continuances they were created as new contracts on the administrative system with an Issue date appearing as of the date the new contract was created. A very limited number of GMWB contracts with issue dates prior to 2003 before GMWB was sold were excluded (rider attached after issue via exception).

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Exhibit 2 – Recapture Payment

1. Modco Assets Backing the following – January 31, 2022
Separate Account Reserve
Fixed Account Reserve
Guaranteed Benefits Reserve
2. Funds Withheld Account Balance – January 31, 2022
3. Embedded Derivative on FWH and Modco assets
4. Recapture Consideration – January 31, 2022
5. NAIC Reserves – January 31, 2022
Recapture Cash Settlement 1 +2 + 3 + 4 - 5

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Exhibit 3 – John Hancock’s Notice of Partial Recapture

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Exhibit 4 – Calculations Affected by the Partial Recapture:

Treaty Section	Intent
Article III.2.	The Parties intend that the Reinsurance Fees are to be adjusted for each of the Pre-Recapture Accounting Period and the Post-Recapture Accounting Period to reflect the decrease in account values after the Recapture Date as detailed in Article 3.
Article V.2. Expense Allowances	The Parties intend that Expense Allowances are to be adjusted for each of the Pre-Recapture Accounting Period and the Post-Recapture Accounting Period to reflect the decrease in policy counts and account values after the Recapture Date as detailed in Article 3.
Schedule B, Section 2 Separate Account Investment Credit	The Parties intend that the separate account be credited with the appropriate investment credit for each of the Pre-Recapture Accounting Period and the Post- Recapture Accounting Period.
Schedule B, Section 3 Fixed Account Investment Credit	See Schedule D below.
Schedule B, Section 4 Guarantee Benefits Investment Credit	See Schedule E below.
Schedule B, Section 7 Fixed Account Crediting	See Schedule C below.
Schedule C – Funds Withheld Investment Income

The Parties intend that the Recapture Accounting Period appropriately calculate the funds withheld crediting rate to reflect the decrease in values after the Recapture Date.

In particular:

•   The Pre-Recapture Accounting Period would include the Venerable Policies in the starting and ending balances for asset values, funds withheld and modco reserves.

•   The Pre-Recapture Accounting Period would include the Venerable Policies in calculating net investment income, capital gains, derivative income, and policy cash flows.

•   The Post-Recapture Accounting Period would exclude the Venerable Policies in the starting and ending balances for asset values, funds withheld and modco reserves.

•   The Post-Recapture Accounting Period would exclude the Venerable Policies in calculating net investment income, capital gains, derivative income, and policy cash flows.

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Treaty Section	Intent

•   Best efforts will be made to remove any residual net investment income, capital gains, derivative gains/losses and policy cash flows from Venerable policies materializing in the Post-Recapture Accounting Period.

The Parties intend that micro hedging will be unwound commensurate with the recapture. Investment Credit is intended to reflect relevant assets for each of the Pre- Recapture Accounting Period and the Post-Recapture Accounting Period. Any residual derivative income for sub-fund 80 after January 31, 2022 is not intended to flow through the Post-Recapture Accounting Period.

The Parties intend that the earnings at risk used to allocate derivative income for sub-fund 238 will include the Venerable Policies for the Pre-Recapture Accounting Period and exclude the Venerable Policies for the Post-Recapture Accounting Period. An adjustment will be made to the risk-free earnings at risk for the Post-Recapture Accounting Period to exclude the Venerable Policies.

The Parties intend that the earnings at risk used to allocate derivative income for sub-fund 279 will include the Venerable Policies for the Pre-Recapture Accounting Period and exclude the Venerable Policies for the Post-Recapture Accounting Period. An adjustment will be made to the equity earnings at risk for the Post-Recapture Accounting Period to exclude the Venerable Policies.

Schedule D – Fixed Account Crediting Rate

The Parties intend that the Recapture Accounting Period appropriately calculate the fixed account crediting rate to reflect the decrease in values after the Recapture Date.

In particular:

•   The Pre-Recapture Accounting Period would include the Venerable Policies in the starting and ending balances for asset values and modco reserves.

•   The Pre-Recapture Accounting Period would include the Venerable Policies in calculating net investment income and capital gains.

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Treaty Section	Intent

•   The Post-Recapture Accounting Period would exclude the Venerable Policies in the starting and ending balances for asset values and modco reserves.

•   The Post-Recapture Accounting Period would exclude the Venerable Policies in calculating net investment income and capital gains.

•   Best efforts will be made to remove any residual net investment income and capital gains from Venerable policies materializing in the Post-Recapture Accounting Period.

Schedule E – Guaranteed Benefits Investment Credit

The Parties intend that the Recapture Accounting Period appropriately calculate the guaranteed benefits crediting rate to reflect the decrease in values after the Recapture Date.

The same considerations discussed in Schedule C above apply.

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